UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): October 27, 2011

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

Departure of Officer and Director. On October 27, 2011, Mr. Sam Merchant tendered his resignation as Chief Executive Officer and Director effective immediately.

Election of Officer. On the same day, the Board of Directors accepted Mr. Merchant's resignation and appointed Mr. Michael Ciavarella as Chief Executive Officer.

Also on the same day Mr. Michael Ciavarella stepped down as President and was appointed as Chief Executive Officer.

As a result, the position of President is vacant until a suitable replacement is appointed.

Mr. Ciavarella served as our CEO and President between July 9, 2004 and January 6, 2005. Mr. Ciavarella also served as a director from September 2004 to January 6, 2005 and was named Chairman of the Board on June 6, 2011.
Mr. Ciavarella's background and profile was previously reported.

Mr. Ciavarella does not hold any other directorships in reporting companies and does not have any family relationships among other current or nominated directors or executive officers.

Mr. Ciavarella does not have any material interest in any current or future deal.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  October 27, 2011.                 EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHAEL CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHAEL CIAVARELLA
                                          Chairman of the Board
                                          Chief Executve Officer